Exhibit 99.1

Datavault AI Provides Q1 2026 Business Update Highlighting Tokenization Adoption and Infrastructure Progress

More than $800 million in tokenization contracts signed; generating nearly $100 million in fees expected to be recognized in 2026

First Quarter 2026 Business Highlights

•	Datavault AI reiterates $200 million revenue target for full-year 2026

•	Q1-2026 revenue increased 443% YoY vs Q1-2025

•	CLARITY Act anticipated to provide tailwind to planned H2 2026 exchange launch of IDE, SiX, NYIAX and IEE

•	Balance sheet strengthened following $60 million registered offering of common stock, bringing working capital up to approximately $140 million

•	Secured additional $120 million in non-dilutive funding to accelerate the nationwide rollout of the SanQtum AI infrastructure platform

•	Expanded intellectual property ("IP") portfolio through newly issued patents and notices of allowance

Management to host a live investor webcast this morning at 8:30 a.m. ET

PHILADELPHIA, PA / May 15, 2026 / Datavault AI Inc. ("Datavault AI" or the "Company") (NASDAQ: DVLT), a provider of data monetization, credentialing, digital engagement, and real-world asset ("RWA") tokenization technologies, today reported results for the quarter ended March 31, 2026.

“We entered 2026 with strong momentum and are executing aggressively on our strategic plan,” said Nathaniel Bradley, Chief Executive Officer of Datavault AI. “Our signing of approximately $750 million in tokenization contracts during the first quarter validates the growing institutional demand for a secure, AI-enabled RWA monetization platform. Over the past several months, we have continued advancing our vision of transforming data into a monetizable asset class while simultaneously building the secure AI infrastructure required to support that future. We are not simply participating in the evolution of AI and tokenized economies; we are building the asset-agnostic foundational platform designed to power them.”

2026 Strategic Highlights and Accomplishments

So far in 2026, Datavault AI has expanded its quantum-ready distributed graphics processing unit (“GPU”) edge network, advanced its tokenization platform, strengthened its IP portfolio, entered new vertical markets, and has substantially strengthened its balance sheet.

Subsequent to the contracts signed during the first quarter of 2026, Datavault AI entered into an agreement in April 2026 for a strategic transaction that will combine a Datavault AI equity investment in King Mining Capital, a Datavault AI stock-funded purchase of 20,000 ounces of physical gold bullion, and the launch of a $150 million-plus GoldVault™ tokenization program backed by King Mining Capital’s high-grade gold resources. "The planned relaunch of IDE, IEE, and NYIAX later this summer with upgraded AI features, including CLEAR, watsonx.ai, and Fiserv integrations, will further drive value creation for our partners and stakeholders, and these contracts reinforce our confidence in our full-year 2026 revenue target of at least $200 million." Mr. Bradley continued.

Additionally, in May 2026, Datavault AI entered into a binding letter of intent to acquire CyberCatch Holdings, Inc. (“CyberCatch”) in an all-stock transaction designed to integrate AI-enabled cyber risk mitigation and quantum-resistant security capabilities directly into Datavault AI’s SanQtum-secured edge ecosystem.

“We anticipate that integration of CyberCatch with our SanQtum platform will significantly strengthen our position as a secure infrastructure provider for the emerging tokenized economy,” Mr. Bradley added. “As policymakers move toward establishing clearer regulatory frameworks for digital assets and tokenization through legislation such as the CLARITY Act, Datavault AI is already building ahead of that curve. By integrating AI-driven cyber risk mitigation, continuous compliance, and quantum-resilient security into our platform today, we are positioning the Company to meet the enterprise and institutional demands of tomorrow’s regulated digital asset markets.”

As part of its infrastructure geographic expansion strategy, Datavault AI launched its first quantum-ready distributed GPU edge network sites in New York and Philadelphia through its partnership with Available Infrastructure entered into in April 2026. The platform combines ultra-low latency AI processing, quantum-resilient cybersecurity, self-healing mesh architecture, and zero-trust execution environments intended for enterprise, government, media, and critical infrastructure applications. The Company’s quantum-ready distributed GPU edge network is expected to scale to more than 100 U.S. cities by the end of 2026 and support a planned fleet of approximately 48,000 GPUs. To accelerate this deployment, Datavault AI executed a binding term sheet for a proposed $120 million cash contribution and revenue participation agreement with Scilex Holding Company. “This funding commitment validates the long-term strategic vision behind SanQtum and positions Datavault AI to become a foundational infrastructure provider for the emerging data economy,” said Brett Moyer, Datavault AI’s Chairman and Chief Financial Officer. “The cash contribution will be used to fully fund the deployment of our quantum-ready GPU infrastructure across an estimated 100 cities in the United States, delivering unprecedented AI, high-performance computing, tokenized RWA processing, and secure government and enterprise services nationwide.”

Also, in May 2026, the Company announced the pricing and closing of a $60 million registered direct offering intended to support the deployment of the Company’s quantum-ready GPU edge network, including build-out and equipment, as well as working capital and general corporate purposes. “We are pleased with the strong support demonstrated by institutional investors,” said Mr. Moyer. “This financing strengthens our balance sheet and provides additional flexibility as we continue executing on strategic capital allocation that includes acquisitions. We believe the combination of our patented technologies, growing enterprise relationships, nationwide GPU deployment strategy, and expanding IP portfolio growth positions us to become a foundational infrastructure provider in the digital asset space.”

Q1-2026 Consolidated Results

Revenue for the three months ended March 31, 2026 was $3.4 million, an increase of $2.8 million or 443% compared to the revenue for the three months ended March 31, 2025 of $0.6 million. The increase was a result of the acquisition of CompuSystems Inc. (“CSI”).

Gross profit for the three months ended March 31, 2026 was $0.1 million compared to a gross profit of $0.1 million for the three months ended March 31, 2025. The gross profit as a percentage of sales was 3% for the three months ended March 31, 2026, compared to the gross profit of 11% for the three months ended March 31, 2025. The decrease in gross profit as a percentage of sales is due to the inclusion of lower-margin revenue as a result of the acquisition of CSI.

Research and development expenses for the three months ended March 31, 2026 were $5.7 million, an increase of $3.3 million compared to the research and development expenses for the three months ended March 31, 2025 of $2.4 million. The increase in research and development expenses was primarily driven by IBM watsonx.ai and SanQtum AI subscription licenses of $3.1 million and higher legal expenses of $0.3 million.

Sales and marketing expenses for the three months ended March 31, 2026 were $6.6 million, an increase of $5.1 million compared to the sales and marketing expenses for the three months ended March 31, 2025 of $1.5 million. The increase in sales and marketing expenses is primarily related to an increase in headcount resulting in increased salaries and wages, benefits and stock-based compensation of $1.5 million, an increase in advertising and sponsorship projects of $2.8 million and consulting expenses of $0.4 million.

General and administrative expenses for the three months ended March 31, 2026 were $18.7 million, an increase of $13.1 million compared to general and administrative expenses for the three months ended March 31, 2025 of $5.6 million. The increase in general and administrative expenses is primarily driven by higher headcount, resulting in additional salaries, wages, commissions, benefits, and stock-based compensation of $4.4 million; consulting and legal expenses of $1.6 million and $2.5 million respectively; higher amortization of intangible assets of $0.8 million related to the CSI acquisition closed on May 20, 2025, the IP acquisitions from Turner Global Media LLC and Web Access LLC closed in July 2025, the IP acquisition closed in January, 2026 and the API acquisition closed in January, 2026. The increase also reflects higher acquisition-related expenses and investor relations costs of $0.6 million each.

2026 Outlook

Datavault AI reiterates its previously announced full-year 2026 revenue target of at least $200 million, representing projected growth of approximately 400% year over year.

“During the first quarter of 2026 and over the last several weeks, we have executed on multiple transformational initiatives that further position Datavault AI at the intersection of AI infrastructure and tokenized digital asset markets,” Mr. Bradley concluded. “From expanding the footprint of our quantum-ready GPU edge network and strengthening our institutional capital base to advancing strategic cybersecurity, we believe these developments significantly enhance our long-term growth profile and reinforce our vision of building the infrastructure layer for the emerging multi-trillion-dollar data asset economy.”

Today’s Datavault First Quarter 2026 Webcast Conference Call

CEO Nathaniel Bradley and CFO Brett Moyer will host an investor conference call, webcast and Q&A today, at 8:30 a.m. ET May 15, 2026, to discuss the Company’s results and answer investor questions.

Conference Call and Webcast Information

•	Date: Friday, May 15, 2026, at 8:30 a.m. ET

•	Webcast Access: Click Here

•	Participant Dial-in (US): 1-877-709-8150

•	Participant Dial-in (International): 1-201-689-8354 -- or Click HERE for participant International Toll-Free access numbers

•	A replay of the webcast will be made available later in the day in the Investors/Presentations section of the Datavault AI website: Click Here

About Datavault AI Inc.

Datavault AITM (NASDAQ: DVLT) is leading the way in AI-driven data experiences, valuation, and monetization of assets in the Web 3.0 environment. The Company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Sciences and Data Sciences divisions.

Datavault AI’s Acoustic Sciences division features WiSA®, ADIO®, and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless, high-definition sound transmission technologies with intellectual property covering audio timing, synchronization, and multi-channel interference cancellation. The Data Science division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation, and secure monetization.

Datavault AI’s platform serves multiple industries, including high-performance computing software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy, and more. The Information Data Exchange® enables Digital Twins and the licensing of name, image, and likeness by securely attaching physical real-world objects to immutable metadata, fostering responsible AI with integrity. The Company’s technology suite is fully customizable and offers AI- and machine-learning-based automation, third-party integration, detailed analytics and data, marketing automation, and advertising monitoring.

The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at https://dvlt.ai

Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. ("Datavault AI," the "Company," "us," "our," or "we") and our industry that involve risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words, such as "may," "might," "will," "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "goal," "objective," "seeks," "likely" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding future events, the Company’s revenue target for full-year 2026, the expected operational, technical and commercial outcomes of the Company's commercial strategy, the potential for Datavault AI to successfully deploy its technologies and gain market share in such markets, the potential for Datavault AI to anticipate market trends, exploit business opportunities and create value for customers, and the projected direction and market impacts of regulatory changes with respect to digital assets, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: the risk that the Company will not achieve its full year 2026 revenue target, risks related to our ability to deploy our technologies and gain market share in our target markets; the risk that Datavault AI will incorrectly anticipate market trends and/or fail to successfully exploit business opportunities; the risk that regulatory changes with respect to digital assets may negatively impact the markets in which Datavault AI operates, or fail to drive revenue growth to anticipated levels; changes in market demand for Datavault AI's services and products; changes in economic, market, or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; risks associated with technological development and integration; and other risks and uncertainties as more fully described in Datavault AI's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC's website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before depreciation, amortization, interest expense, net, and income tax provision.

We define Adjusted EBITDA, as adjusted for stock-based compensation, change in fair value of warrant liabilities, change in fair value of crypto currency, and extinguishment of debt.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

Investor Contact

Edward Barger

VP, Investor Relations

ebarger@dvlt.ai

Media Contact

Alan Wallace

marketing@dvlt.ai

DATAVAULT AI INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2026 and December 31, 2025

(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$2,205	$2,004
Accounts receivable	1,066	888
Related party receivable	29,500	30,000
Unbilled accounts receivable	1,304	1,705
Inventories	717	636
Note receivable	500	—
Crypto assets	57,111	92,222
Deferred offering costs	745	5,500
Prepaid software license, current	8,368	7,759
Prepaid expenses and other current assets	4,752	2,159
Total current assets	106,268	142,873
Property and equipment, net	1,199	606
Intangible assets	102,618	94,816
Goodwill	27,285	19,135
Prepaid software license, noncurrent	6,058	6,956
Investments in non-marketable securities	1,766	4,300
Deposit for business combination	—	1,000
Other assets	4,919	5,018
Total assets	$250,113	$274,704

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,051	$10,832
Accrued liabilities	12,053	11,002
Due to related party	760	98
Short-term convertible note payable, related party	—	3,936
Short-term promissory notes	3,160	1,013
Total current liabilities	23,024	26,881
Convertible notes	3,380	5,917
Warrant liabilities	9	9
Other liabilities	3,672	3,923
Total liabilities	30,085	36,730

Common stock, par value $0.0001; 2,000,000,000 shares authorized; 617,813,176 and 573,438,153 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	63	59
Additional paid-in capital	650,541	615,360
Accumulated deficit	(430,576)	(377,445)
Total stockholders’ equity	220,028	237,974
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$250,113	$274,704

DATAVAULT AI INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the quarters ended March 31, 2026 and 2025

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Patent license and tokenization revenue	$—	$—
Live event production revenue	2,499	—
Consumer audio products, components, and other revenue, net	917	629
Total net revenue	3,416	629

Cost of revenue, patent license and tokenization	—	—
Cost of revenue, live events	2,795	—
Cost of revenue, consumer audio products, components, and other	510	560
Total cost of net revenue	3,305	560
Gross profit	111	69

Operating Expenses:
Research and development	5,729	2,361
Sales and marketing	6,636	1,495
General and administrative	18,696	5,644
Total operating expenses	31,061	9,500
Income (loss) from operations	(30,950)	(9,431)

Interest expense, net	(1,121)	(120)
Change in fair value of warrant liabilities	—	17
Extinguishment of debt	(1,725)	—
Impairment of investment in nonmarketable security	(2,534)	—
Other expense, net	(16,801)	(29)
Loss before provision for income taxes	(53,131)	(9,563)
Provision for income taxes	—	—
Net loss attributable to common stockholders	$(53,131)	$(9,563)
Net loss per common share - basic and diluted	$(0.09)	$(0.18)
Weighted average number of common shares used in computing net loss per common share	574,220,923	53,681,828

Note: Share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-150 reverse stock split effected in April 2024.

DATAVAULT AI INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

For the quarters ended March 31, 2026 and 2025 (in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(53,131)	$(9,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,234	648
Depreciation and amortization	3,161	2,321
Amortization of debt discounts and paid-in-kind interest	902	120
Fair value of equity warrants in interest expense	—	(17)
Change in fair value of crypto currency	16,133	—
Loss on sale of bitcoin	822	—
Debt extinguishment	1,725	—
Impairment of nonmarketable security	2,534	—
Changes in operating assets and liabilities:
Accounts receivable	220	69
Related party receivable	500	—
Unbilled accounts receivable	401	—
Inventories	-81	276
Prepaid expenses and other current assets	(2,554)	359
Prepaid software	289	—
Other assets	99	54
Accounts payable	(4,339)	(291)
Due to related party	18,818	—
Accrued liabilities	780	30
Other liabilities	(240)	(30)
Net cash used in operating activities	(8,727)	(6,024)
Cash flows from investing activities:
Issuance of note receivable	(500)	—
Deposit for business combination	—	(1,000)
Cash paid for acquisition of API Media, net	(12,949)	—
Purchases of property and equipment	(264)	(52)
Disposals of property and equipment	(171)	—
Net cash used in investing activities	(13,884)	(1,052)
Cash flows from financing activities:
Repayments on notes payable	(6,963)	(406)
Proceeds from issuing shares through an At-The-Market (ATM) program	29,985	4,945
Equity issuance costs	(210)	—
Repurchase of common stock warrants	—	(622)
Net cash provided by financing activities	22,812	3,917

Net increase (decrease) in cash and cash equivalents	201	(3,159)
Cash and cash equivalents as of beginning of period	2,004	3,330
Cash and cash equivalents as of end of period	$2,205	$171

Supplemental disclosure of cash flow information
Cash paid for interest	278	62
Cash paid for income taxes	—	—

Noncash Investing and Financing Activities:
Capitalized acquisition costs	—	117
Unpaid financing issuance costs	—	86
Unpaid deferred offering costs	469	117
Settlement of Related Party Payable with Bitcoin	18,156	—
Intangible assets acquired with issuance of common stock	5,400	—
Reclass liability warrant to equity	—	15

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

GAAP to Non-GAAP Reconciliations

(In thousands)

	Three Months Ended March 31,
	2026	2025
Non-GAAP Adjusted EBITDA Reconciliation:
Net loss	$(53,130)	$(9,563)
Depreciation	$73	$12
Amortization	$3,088	$2,309
Interest expense, net	$1,121	$120
Income tax provision	$0	$0
EBITDA	$(48,848)	$(7,122)
Stock-based compensation	$5,232	$648
Change in fair value of warrant liabilities	$0	$(17)
Change in fair value of crypto currency	$16,133	$0
Extinguishment of debt	$1,725	$0
Adjusted EBITDA	$(25,758)	$(6,491)